UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 5, 2017

(Date of earliest event reported)

ITT INC.

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, New York
(Address of principal executive offices)

10604
(Zip Code)

(914) 641-2000
Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

On January 5, 2017, ITT Inc. (the “Company”) announced that Luca Savi has been named Executive Vice President and Chief Operating Officer, effective immediately. Mr. Savi, 51, had served as Executive Vice President and President, Motion Technologies since November 2011.

Under Mr. Savi’s leadership, the Motion Technologies business has undergone a period of significant growth in sales and profitability. Prior to joining the Company, Mr. Savi served in a series of roles of increasing responsibility at Comau Body Welding at Comau, a subsidiary of the Fiat Group, including as Chief Operating Officer from 2009 to 2011, Chief Executive Officer of Comau North America from 2007 to 2009 and Chief Executive Officer of Comau China from 2004 to 2007. He previously held senior roles at Honeywell International, Royal Dutch Shell and Ferruzzi-Montedison Group.

In connection with this role, Mr. Savi’s annual base salary will increase to €477,500 (or approximately $500,000 converted at a 1.05 U.S. dollar to Euro exchange rate), his target cash bonus will increase to 85% of his base salary and his target equity compensation will increase to $900,000. Mr. Savi will continue to participate in the Company’s annual cash and equity incentive compensation plans and receive other benefits that are consistent with those disclosed in the Company’s proxy statement for its 2016 annual meeting of shareholders.

In addition, on January 5, 2017, the Company announced that it has mutually agreed with Aris C. Chicles, Executive Vice President and President, Industrial Process, that Mr. Chicles will be resigning from his position and departing the Company. Mr. Chicles will continue to be employed by the Company to assist with an orderly transition of his responsibilities until on or about March 30, 2017, currently continuing in his role as Executive Vice President and President, Industrial Process. Mr. Chicles’ separation will be treated as a termination not for cause under the terms of the Company’s executive compensation plans.

Item 8.01.	Other Events.

On January 5, 2017, the Company issued a press release announcing Mr. Savi’s new role. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by ITT Inc., dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

January 5, 2017	By:	/s/ Mary E. Gustafsson

		Name:	Mary E. Gustafsson
		Title:	Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by ITT Inc., dated January 5, 2017

4